THE CNL FUNDS CONSENT OF COUNSEL

We hereby consent to the use of our name and to the reference to our firm under the caption “Management - Other Fund Service Providers – Legal Counsel” in the Statement of Additional Information, which is included in Post-Effective Amendment No. 2 to The CNL Funds’ Registration Statement under the Securities Act of 1933, as amended, and Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania

April 29, 2009